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                                                                  EXHIBIT 10.260

                                 SCHEDULE NO. 10
                     Schedule of Indebtedness and Collateral

To Master Security Agreement, dated April 5, 2000, between the undersigned Secured Party and Debtor.

This Schedule of Indebtedness and Collateral incorporates the terms and conditions of the above-referenced Master Security Agreement.

This is Originally Executed Copy No. 1 of 1 originally executed copies. Only transfer of possession by Secured Party of Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule by possession.

The equipment listed on this Schedule will be located at:

4411 S. 40th Street                Phoenix                 AZ          85040
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Address                             City                  State       Zip Code

Debtor grants to Secured Party a security interest in the property described below, along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral".

Collateral Description (Describe Collateral fully including make, kind of unit, model and serial numbers and any other pertinent information.)

One (1) Zoom Boom Model 2B20044 Aerial Lift, S/N B2004400499C And all additions, substitutions, attachments, replacements and accessions thereof, plus the proceeds of all the foregoing.

 2095B(8/00) Schedule of indebtedness and Collateral -
        Deciling Principal Balance: Fixed Rate
       Attach to Master Security Agreement 2094.                     Page 1 of 2
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Debtor promises to pay Secured Party (i) the total PRINCIPAL sum of $112,850.00 in 36 (total number) principal payments $3,134.72 each commencing on _____________________________and a like sum on a like date of each month thereafter until fully paid, provided however that the final payment shall be in the amount of the unpaid balance,

PLUS (ii) INTEREST on the unpaid balance at the rate of 5.9% per annum payable monthly until the principal balance has been paid in full. Payment shall be made at the address of Secured Party shown on the Master Security Agreement or such other place as Secured Party may designate from time to time.

Special Provisions.

If this Schedule of Indebtedness is prepaid prior to the date provided for repayment in the Schedule of Indebtedness, the Debtor agrees to pay the following fees: During the first loan year - No Prepayment Allowed; Prepayment will be allowed thereafter with no prepayment penalty accessed.

ACCEPTED_____________________________________

SECURED PARTY:

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By ________________________________________ Title _____________________________

EXECUTED ON 2/2/2004

DEBTOR:

Meadow Valley Contractors, Inc.

By /s/ [ILLEGIBLE]                           Title [ILLEGIBLE]
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 2095B(8/00) Schedule of indebtedness and Collateral -
        Deciling Principal Balance: Fixed Rate
       Attach to Master Security Agreement 2094.                     Page 2 of 2